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EX-99.906CERT

I, Samuel S. Stewart, President and I, Venice F. Edwards, Secretary/Treasurer of Wasatch Funds, Inc. (the "Company"), each certify that:

1. This Form N-CSR filing for the Company (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


By:      /s/ Samuel S. Stewart, Jr.
         --------------------------
         Samuel S. Stewart, Jr.
         President (principal executive officer) of Wasatch Funds, Inc.

Date:    May 28, 2004


By:      /s/ Venice F. Edwards
         --------------------------
         Venice F. Edwards
         Secretary/Treasurer (principal financial and accounting officer) of Wasatch Funds, Inc.

Date:    May 28, 2004